Contacts:
Media: 703.469.1004 or media@fbr.com
Investors: Paul Beattie at 703.312.9673 or pbeattie@fbr.com

FBR Group Reports Second Quarter Earnings

ARLINGTON, VA, July 23, 2008 - Friedman, Billings, Ramsey Group, Inc. (FBR Group) (NYSE: FBR) today reported a net after-tax loss of $25.1 million for the quarter ended June 30, 2008, or $0.17 per share (diluted), compared to net after-tax earnings of $10.2 million, or $0.06 per share (diluted), for the second quarter of 2007. FBR Group's net after-tax earnings for the first six months of 2008 were $20.1 million, or $0.13 per share (diluted), compared to a net after-tax loss of $177.5 million, or $1.03 per share (diluted) in first six months of 2007.

The second quarter 2008 results reflect:

▪	a $0.9 million cash operating loss for FBR Group’s core mortgage investment business during the quarter,

▪	a $5.8 million loss relating primarily to write-downs and losses in non-prime mortgage investments, and

▪	a $13.0 million loss, representing FBR Group’s proportionate share of 51%-owned FBR Capital Markets Corporation’s (FBR Capital Markets) (NASDAQ: FBCM) second quarter loss.

Book value net of Accumulated Other Comprehensive Income (AOCI) (1) as of June 30, 2008 was $2.89 per share compared to book value net of AOCI of $3.02 as of March 31, 2008. Excluding FBR Group’s 51% ownership interest in FBR Capital Markets, FBR Group had total tangible capital at the end of the second quarter of $414 million, including $318 million of trust preferred securities.

As of June 30, 2008, approximately $270 million of tangible capital, or $1.79 per share, was invested in cash and readily marketable agency securities. The company expects that the remaining $144 million of tangible capital, including a $28 million IRS tax refund expected in the third quarter of 2008, will be redeployed over time to agency mortgage-backed securities. During the second quarter, $18 million of liquidations and pay-downs of capital invested in non-agency AAA securities and other investments was recovered and will be redeployed to the agency portfolio. Remaining non-prime investments totaled approximately $11 million at the end of the quarter.

“Increased liquidity during the quarter afforded us the opportunity to patiently expand the agency portfolio and, correspondingly, net interest income while maintaining leverage of approximately five times,” said J. Rock Tonkel, Jr., President and Chief Operating Officer of FBR Group. “As a consequence, operating results on a cash basis for the company’s core mortgage investing business are now at breakeven.”

Looking forward, the company intends to focus on maximizing return on equity on a number of fronts:
▪	continuing to examine strategic alternatives to maximize the potential economic benefit from operating and capital-loss tax carry-forwards totaling approximately $670 million,
▪	redeploying capital realized from repayments and the revaluation of non-agency AAA mortgage and merchant banking portfolio assets, and
▪	continuing to reduce all general and administrative expenses.

Mortgage Investment Portfolio

Excluding FBR Capital Markets, FBR Group's investments in mortgage-backed securities (MBS), primarily government agency securities, averaged $2.3 billion with a one-month CPR of 12.9, and an ending net premium of $5.8 million. The net yield on MBS for the second quarter was 3.96% with a corresponding cost of funds of 2.82% for a net spread of 1.14%. At the end of the quarter, total MBS was $2.5 billion with a yield of 3.68% and a cost of funds of 2.55% for a net spread of 1.13%.

Merchant Banking

Excluding FBR Capital Markets, the total value of the merchant banking investments held by FBR Group at the close of the second quarter was $38.9 million. During the quarter, $4.7 million in merchant banking investments were sold at a gain. No additional investments were made in the portfolio during the quarter.

FBR Capital Markets Corporation

FBR Capital Markets Corporation reported a net after-tax loss of $25.2 million, or $0.39 per share (diluted), for the quarter ended June 30, 2008 compared to net after-tax earnings of $21.8 million, or $0.34 per share (diluted) in the second quarter of 2007. For the six months ending June 30, 2008, FBR Capital Markets lost $35.4 million after tax, or $0.55 per share (diluted), compared to after-tax earnings of $32.8 million, or $0.51 per share (diluted), for the first half of 2007.

Net revenues for the second quarter were $50.5 million compared to net revenues of $104.0 million in the first quarter of 2008 and $169.5 million in the second quarter of 2007. Net revenues for the first six months of 2008 were $154.5 million compared to net revenues of $312.6 million for the first six months of 2007.

During the quarter, FBR Capital Markets broadened its corporate finance capabilities through the establishment of a new convertible securities origination and trading operation and strengthened its investment banking and sales/trading teams through a series of senior-level hires. At the same time, in light of what it believes will be a prolonged difficult economic environment for the securities industry, the firm also is taking steps to further reduce expenses across its entire organization.

Complete financial results and tables for FBR Capital Markets can be found at www.fbrcapitalmarkets.com.

Looking Ahead

“It is our intent - as market conditions permit - to continue to execute our core strategy of deploying capital in a conservative, substantially hedged portfolio of agency mortgage-backed securities” said Eric F. Billings, Chairman and Chief Executive Officer of FBR Group. “This strategy, we believe, will produce attractive returns for this asset class as markets stabilize and begin to recover. As for FBR Capital Markets, the firm has historically performed well in challenging environments. The franchise is strong, and has substantial balance sheet strength with $482 million of capital - all equity - and more than $300 million in cash and cash equivalents. In line with its strategic plan, FBR Capital Markets is taking steps that, along with the flexibility and adaptability of the firm, should lead to reduced revenue volatility and greater profitability as it takes advantage of the adverse economic environment and the inevitable recovery.”

Investors wishing to listen to the earnings conference call at 9:00 A.M. U.S. EDT, Thursday, July 24, 2008, may do so via the Web at:
http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome.

Replays of the webcast will be available after the call.

Friedman, Billings, Ramsey Group, Inc. (FBR) invests in mortgage-related assets, merchant banking opportunities and is the majority owner of FBR Capital Market Corporation, a separate publicly traded company. FBR is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.fbr.com.

1 Accumulated Other Comprehensive Income (AOCI) includes changes in the value of available-for-sale securities and cash flow hedges. FBR believes that such changes represent temporary market fluctuations, are not reflective of our market strategy, and, therefore, the exclusion of AOCI provides a reasonable basis for calculating returns.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the Company's Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

Financial data follow.
# # #

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

		Quarter Ended
		June 30,

	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$3,962	8.0%	$110,032	62.5%
Advisory	4,192	8.5%	6,152	3.5%
Institutional brokerage:
Principal transactions	4,888	9.9%	4,152	2.4%
Agency commissions	29,918	60.5%	28,564	16.2%
Asset management:
Base management fees	4,153	8.4%	6,360	3.6%
Incentive allocations and fees	-	0.0%	116	0.1%
Principal investment:
Interest	26,827	54.2%	152,368	86.6%
Net investment loss	(4,797)	-9.7%	(3,377)	-1.9%
Dividends	258	0.5%	883	0.5%
Mortgage banking:
Interest	-	0.0%	13,462	7.7%
Net investment loss	(5)	0.0%	(4,031)	-2.3%
Other	1,932	3.9%	4,482	2.5%
Total revenues	71,328	144.2%	319,163	181.4%
Interest expense	21,858	44.2%	143,231	81.4%
Revenues, net of interest expense	49,470	100.0%	175,932	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	53,970	109.1%	106,885	60.8%
Professional services	10,492	21.2%	14,008	8.0%
Business development	6,812	13.8%	11,158	6.3%
Clearing and brokerage fees	3,393	6.9%	3,063	1.7%
Occupancy and equipment	8,580	17.3%	12,699	7.2%
Communications	6,255	12.6%	7,592	4.3%
Other operating expenses	7,055	14.3%	18,684	10.6%
Goodwill impairment	-	0.0%	28,900	16.4%
Restructuring charges	-	0.0%	3,862	2.2%
Total non-interest expenses	96,557	195.2%	206,851	117.5%

Operating loss	(47,087)	-95.2%	(30,919)	-17.5%

OTHER INCOME:
(Loss) gain on issuance and sale of subsidiary shares and other income (loss)	(192)	-0.4%	105,677	60.1%

(Loss) gain before income taxes and minority interest	(47,279)	-95.6%	74,758	42.6%

Income tax (benefit) provision	(9,974)	-20.2%	55,011	31.3%
Minority interest in (losses) earnings of consolidated subsidiary	(12,254)	-24.8%	9,538	5.4%

Net (loss) income	$(25,051)	-50.6%	$10,209	5.9%

Basic (loss) earnings per share	$(0.17)		$0.06
Diluted (loss) earnings per share	$(0.17)		$0.06

Weighted average shares - basic	150,948		173,256
Weighted average shares - diluted	150,948		173,256

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

		Six Months Ended
		June 30,

	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$68,872	48.6%	$207,279	111.2%
Advisory	9,268	6.5%	12,610	6.8%
Institutional brokerage:
Principal transactions	10,845	7.7%	6,188	3.3%
Agency commissions	55,768	39.3%	52,382	28.1%
Asset management:
Base management fees	8,797	6.2%	11,888	6.4%
Incentive allocations and fees	-	0.0%	220	0.1%
Principal investment:
Interest	52,741	37.2%	331,251	177.7%
Net investment loss	(24,484)	-17.3%	(62,142)	-33.3%
Dividends	687	0.5%	1,842	1.0%
Mortgage banking:
Interest	36	0.0%	39,992	21.5%
Net investment income (loss)	463	0.3%	(110,890)	-59.5%
Other	4,267	3.1%	8,576	4.5%
Total revenues	187,260	132.1%	499,196	267.8%
Interest expense	45,508	32.1%	312,782	167.8%
Revenues, net of interest expense	141,752	100.0%	186,414	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	130,924	92.4%	210,867	113.1%
Professional services	22,959	16.2%	27,862	14.9%
Business development	19,106	13.5%	24,927	13.4%
Clearing and brokerage fees	7,023	5.0%	5,764	3.1%
Occupancy and equipment	17,769	12.5%	25,816	13.8%
Communications	12,273	8.7%	14,643	7.9%
Other operating expenses	12,439	8.8%	50,400	27.0%
Goodwill impairment	-	0.0%	54,752	29.4%
Restructuring charges	-	0.0%	19,347	10.4%
Total non-interest expenses	222,493	157.1%	434,378	233.0%

Operating loss	(80,741)	-57.1%	(247,964)	-133.0%

OTHER INCOME:
(Loss) gain on issuance and sale of subsidiary shares	(189)	-0.1%	106,508	57.1%
Gain on disposition of subsidiary and other income	73,034	51.5%	-	0.0%

Loss before income taxes and minority interest	(7,896)	-5.7%	(141,456)	-75.9%

Income tax (benefit) provision	(10,780)	-7.6%	23,461	12.6%
Minority interest in (losses) earnings of consolidated subsidiary	(17,167)	-12.1%	12,617	6.8%

Net income (loss)	$20,051	14.0%	$(177,534)	-95.3%

Basic earnings (loss) per share	$0.13		$(1.03)
Diluted earnings (loss) per share	$0.13		$(1.03)

Weighted average shares - basic	150,869		173,054
Weighted average shares - diluted	151,345		173,054

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share amounts) (Unaudited)

	Six Months Ended
	June 30, 2008	Q-2 08	Q-1 08
Revenues
Investment banking:
Capital raising	$68,872	$3,962	$64,910
Advisory	9,268	4,192	5,076
Institutional brokerage:
Principal transactions	10,845	4,888	5,957
Agency commissions	55,768	29,918	25,850
Asset management:
Base management fees	8,797	4,153	4,644
Principal investment:
Interest	52,741	26,827	25,914
Net investment loss	(24,484)	(4,797)	(19,687)
Dividends	687	258	429
Mortgage banking:
Interest	36	-	36
Net investment income (loss)	463	(5)	468
Other	4,267	1,932	2,335
Total revenues	187,260	71,328	115,932
Interest expense	45,508	21,858	23,650
Revenues, net of interest expense	141,752	49,470	92,282

Non-interest expenses
Compensation and benefits	130,924	53,970	76,954
Professional services	22,959	10,492	12,467
Business development	19,106	6,812	12,294
Clearing and brokerage fees	7,023	3,393	3,630
Occupancy and equipment	17,769	8,580	9,189
Communications	12,273	6,255	6,018
Other operating expenses	12,439	7,055	5,384
Total non-interest expenses	222,493	96,557	125,936

Operating loss	(80,741)	(47,087)	(33,654)

Other income
Gain on disposition of subsidiary and other income (loss)	72,845	(192)	73,037

Net (loss) income before income taxes and minority interest	(7,896)	(47,279)	39,383

Income tax benefit	(10,780)	(9,974)	(806)
Minority interest in losses of consolidated subsidiary	(17,167)	(12,254)	(4,913)

Net income (loss)	$20,051	$(25,051)	$45,102

ROE (annualized)	10.9%	-27.2%	48.9%
ROE (annualized-excluding AOCI) (1)	9.5%	-23.8%	41.8%

Total shareholders' equity	$343,686	$343,686	$344,408
Total shareholders' equity, net of AOCI (1)	$436,093	$436,093	$455,761

Basic earnings (loss) per share	$0.13	$(0.17)	$0.30
Diluted earnings (loss) per share	$0.13	$(0.17)	$0.30

Ending shares outstanding (in thousands)	150,989	150,989	150,915

Book value per share	$2.28	$2.28	$2.28
Book value per share, net of AOCI (1)	$2.89	$2.89	$3.02

Gross assets under management (in millions)
Managed accounts	$275.7	$275.7	$333.9
Hedge & offshore funds	35.5	35.5	45.1
Mutual funds	1,553.4	1,553.4	1,702.9
Private equity and venture capital funds	21.1	21.1	21.4
Total	$1,885.7	$1,885.7	$2,103.3

Net assets under management (in millions)
Managed accounts	$275.7	$275.7	$333.9
Hedge & offshore funds	33.4	33.4	40.4
Mutual funds	1,533.8	1,533.8	1,698.0
Private equity and venture capital funds	20.2	20.2	20.2
Total	$1,863.1	$1,863.1	$2,092.5

Employee count	719	719	726

(1) Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of
AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	Year Ended
	December 31, 2007	Q-4 07	Q-3 07	Q-2 07	Q-1 07
Revenues
Investment banking:
Capital raising	$282,619	$25,648	$49,692	$110,032	$97,247
Advisory	34,063	4,973	16,480	6,152	6,458
Institutional brokerage:
Principal transactions	10,152	2,996	968	4,152	2,036
Agency commissions	104,792	26,153	26,257	28,564	23,818
Asset management:
Base management fees	23,549	5,542	6,119	6,360	5,528
Incentive allocations and fees	401	99	82	116	104
Principal investment:
Interest	497,256	50,998	115,007	152,368	178,883
Net investment loss	(216,429)	(22,327)	(131,960)	(3,377)	(58,765)
Dividends	3,173	805	526	883	959
Mortgage banking:
Interest	51,245	4,059	7,194	13,462	26,530
Net investment loss	(222,032)	(83,174)	(27,968)	(4,031)	(106,859)
Other	15,808	3,242	3,990	4,482	4,094
Total revenues	584,597	19,014	66,387	319,163	180,033
Interest expense	477,437	52,583	112,072	143,231	169,551
Revenues, net of interest expense	107,160	(33,569)	(45,685)	175,932	10,482

Non-interest expenses
Compensation and benefits	361,355	69,533	80,955	106,885	103,982
Professional services	55,741	15,598	12,281	14,008	13,854
Business development	43,518	10,878	7,713	11,158	13,769
Clearing and brokerage fees	12,514	2,797	3,953	3,063	2,701
Occupancy and equipment	52,302	13,791	12,695	12,699	13,117
Communications	28,690	6,899	7,148	7,592	7,051
Other operating expenses	82,246	15,706	16,140	18,684	31,716
Impairment of goodwill	162,765	108,013	-	28,900	25,852
Restructuring charges	46,985	21,466	6,172	3,862	15,485
Total non-interest expenses	846,116	264,681	147,057	206,851	227,527

Operating loss	(738,956)	(298,250)	(192,742)	(30,919)	(217,045)

Other income (loss)
Gain (loss) on issuance and sale of subsidiary shares	104,062	4	(2,450)	105,677	831

(Loss) income before income taxes
and minority interest	(634,894)	(298,246)	(195,192)	74,758	(216,214)

Income tax provision (benefit)	22,932	(15,817)	15,288	55,011	(31,550)
Minority interest in earnings (losses) of consolidated subsidiary	774	(12,008)	165	9,538	3,079

Net (loss) income	$(658,600)	$(270,421)	$(210,645)	$10,209	$(187,743)

ROE (annualized)	-84.2%	-138.3%	-90.2%	3.7%	-69.5%
ROE (annualized-excluding AOCI) (1)	-82.7%	-135.8%	-88.7%	3.7%	-69.0%

Total shareholders' equity	$393,691	$393,691	$698,214	$1,012,635	$989,213
Total shareholders' equity, net of AOCI (1)	$406,762	$406,762	$714,566	$996,283	$990,460

Basic (loss) earnings per share	$(3.94)	$(1.77)	$(1.25)	$0.06	$(1.09)
Diluted (loss) earnings per share	$(3.94)	$(1.77)	$(1.25)	$0.06	$(1.09)

Ending shares outstanding (in thousands)	150,674	150,674	158,671	173,756	172,846

Book value per share	$2.61	$2.61	$4.40	$5.83	$5.72
Book value per share, net of AOCI (1)	$2.70	$2.70	$4.50	$5.73	$5.73

Gross assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	52.1	52.1	61.7	61.7	67.1
Mutual funds	2,046.5	2,046.5	2,292.3	2,482.6	2,412.9
Private equity and venture capital funds	23.8	23.8	31.3	33.8	41.2
Total	$2,469.5	$2,469.5	$2,730.9	$2,869.4	$2,780.0

Net assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	50.7	50.7	58.1	58.1	62.5
Mutual funds	2,034.6	2,034.6	2,285.1	2,474.7	2,406.4
Private equity and venture capital funds	22.6	22.6	29.8	32.0	38.0
Total	$2,455.0	$2,455.0	$2,718.6	$2,856.1	$2,765.7

Employee count	1,025	1,025	1,290	2,151	2,592

(1)
Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

(2)
Effective January 1, 2008, the Company elected to change its method of  amortizing and accreting premiums, discounts and other deferred costs on its mortgage-backed securities portfolio to the "Contractual Method", in accordance with SFAS 91. See the Company's quarterly filing filed with the Securities and Exchange Commission for the period ending March 31, 2008 for further discussion.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars and shares in thousands, except per share amounts) (Unaudited)

	30-Jun-08	31-Dec-07

ASSETS
Cash and cash equivalents	$417,940	$692,360
Restricted cash	162	14,166
Receivables	72,923	75,357
Investments:
Mortgage-backed securities, at fair value	3,431,550	1,791,480
Long-term investments	133,808	169,274
Trading securities, at fair value	16,978	19,057
Due from clearing broker	12,521	-
Derivative assets, at fair value	9,481	3,514
Intangible assets, net	9,817	9,837
Furniture, equipment, software and leasehold improvements, net	26,731	30,451
Prepaid expenses and other assets	68,319	139,459
Total assets	$4,200,230	$2,944,955

LIABILITIES AND SHAREHOLDERS ’ EQUITY

Liabilities:
Trading account securities sold but	$259	$206
not yet purchased, at fair value
Repurchase agreements	2,813,768	1,744,377
Securities purchased	375,361
Derivative liabilities, at fair value	4,215	3,558
Interest payable	5,684	5,746
Accrued compensation and benefits	45,563	57,000
Due to clearing broker	-	7,059
Accounts payable, accrued expenses and other liabilities	57,398	105,456
Short-term loan financing	-	63,981
Long-term debt	320,051	320,820
Total liabilities	3,622,299	2,308,203

Minority interest	234,245	243,061

Shareholders' equity:
Common stock, 159,411 and 151,883 shares	1,594	1,519
Additional paid-in capital	1,478,006	1,468,801
Accumulated other comprehensive loss, net of taxes	(92,407)	(13,071)
Accumulated deficit	(1,043,507)	(1,063,558)
Total shareholders' equity	343,686	393,691

Total liabilities and shareholders' equity	$4,200,230	$2,944,955